BY-LAWS

                                      OF

                        FRANK'S NURSERY & CRAFTS, INC.


                      (AS AMENDED THROUGH MARCH 27, 1981)

                                    BY-LAWS

                                      OF

                        FRANK'S NURSERY & CRAFTS, INC.

                      (AS AMENDED THROUGH MARCH 27, 1981)


OFFICES:

          1. Registered Office: The registered office of Frank's Nursery & Crafts, Inc. (hereinafter called the "Corporation") in the State of Michigan shall be at Detroit, Michigan.

          2. Other Offices: The Corporation may also have offices in such other places as the Board of Directors may from time to time appoint or the business of the Corporation requires. Such offices may be outside of this State.

MEETINGS OF SHAREHOLDERS:

          3. Place of Meeting: All meetings of the shareholders of the Corporation shall be held at the office of the Corporation, at Detroit, Michigan, or at such other place as may from time to time be fixed by the Board of Directors or as shall be specified or fixed in the respective notices or waiver of notice thereof.

          4. Annual Meeting: The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held on the fourth Thursday in April in each year beginning in the year 1967, if not a legal holiday under the laws of the state where such meeting is to be held, and if a legal holiday under the laws of said state, on the next succeeding business day.
If the election of directors shall not be held on the date indicated herein for any annual meeting or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting as soon thereafter as conveniently may be.

          5. Special Meetings: Special meetings of the shareholders for any purpose or purposes may be called at any time by the President or the Executive Vice President, or by order of the Board of Directors.

          6. Notice of Meetings; Waivers: Notice of the time, place and purpose of every meeting of shareholders shall be given to every person entitled to vote at such meeting at least ten days prior to the holding thereof unless a shorter time is fixed by the Board of Directors. Meetings may be held without notice if all shareholders are present or shall waive notice in writing before or after the meeting.

          7. Quorum: The holders or a majority of the outstanding capital stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at each meeting of the shareholders for the transaction of business except as otherwise provided by law. In the absence of a quorum, the shareholders present in person or by proxy entitled to vote may adjourn the meeting from time to time. At any adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. Except as otherwise required by statute, no notice of any adjourned meeting of the shareholders of the Corporation shall be required to be given.

          8. Organization of Shareholders' Meetings: At every meeting of the shareholders, the President or in his absence the Executive Vice President, or in the latter's absence any Vice President, or in the absence of the President and the Vice Presidents, a chairman chosen by a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote shall act as chairman; and the Secretary, or in his absence any person appointed by the chairman, shall act as Secretary.

          9. Business and Order of Business: At each meeting of the shareholders, such business may be transacted as may properly be brought before such meeting. The order of business at each meeting of shareholders shall be as follows:

               (1)  Calling of roll.
               (2)  Proof of notice of meeting or waiver thereof.
               (3)  Reading and approval of any unapproved minutes.
               (4)  Report of officers and committees.
               (5)  Election of directors.
               (6)  Unfinished business.
               (7)  New business.
               (8)  Adjournment.

          10. Voting: At each meeting of the shareholders, every shareholder of the Corporation having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than three years prior to said meeting unless such instrument provides for a longer period. Each shareholder having the right to vote, shall be entitled to one vote for each share of the capital stock of the Corporation having voting power held by him and registered in his name on the books of the Corporation on the record date fixed by the Board of Directors pursuant to Section 33 of these By-Laws. Excepting as otherwise required by statute, or by the Articles of Incorporation, or by the By-Laws of the Corporation, at all meetings of the shareholders all matters shall be decided by vote by the majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote, a quorum being present.

          11. Inspectors of Election: Whenever any shareholder present at a meeting of shareholders of a corporation shall request the appointment of inspectors, the chairman of the meeting shall appoint inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

BOARD OF DIRECTORS:

          12. General Powers: The business and all powers of the Corporation, except as otherwise provided by the Articles of Incorporation, the By-Laws or by statute, shall be managed by the Board of Directors.

          13. Number, Term of Office and Qualifications: The number of Directors shall be no less than five (5) nor more than seven (7), and a majority of the entire Board of Directors (as constituted at any given time) may, and is hereby authorized to increase or decrease the number of Directors within the aforesaid limits without amendment of this By-Law, provided, however, that the tenure of office of any Director shall not be affected by any increase in the number of Directors so made by the Board. A Director need not be a shareholder. Directors may hold office until the annual meeting of Shareholders next ensuing after their election and until their respective successors are elected and qualified.

          14. Organization of Board Meetings: At each meeting of the Board of Directors, the President, or in his absence the Executive Vice President, or in the absence of both, a director chosen by a majority of the directors present, shall act as chairman. The Secretary, or in his absence, any person appointed by the chairman shall act as Secretary of the meeting.

          15. Order of Business: At all meetings of the Board of Directors, the business shall be transacted in the following order:

               (1)  Calling of roll.
               (2)  Proof of notice of meeting or waiver thereof.
               (3)  Reading and approval of any unapproved minutes.
               (4)  Report of officers and committees.
               (5)  Election of officers.
               (6)  Unfinished business.
               (7)  New business.
               (8)  Adjournment.

          16. Removal of Directors: At any meeting of the shareholders of the Corporation called for the purpose of removing any director, such director may, in accordance with the laws of the State of Michigan, be removed from office for cause, or without cause, and another be elected in the place of the director removed.

          17. Vacancies: Vacancies in the Board of Directors shall be filled by the remaining members of the Board even though less than a quorum, and each person so elected shall be a director until his successor is elected by the shareholders, who may make such election at the next annual meeting of the shareholders, or at any special meeting duly called for that purpose and held prior thereto: Provided that where a vacancy arises by reason of the removal of a director, the shareholders taking such action shall fill the vacancy thus created.

          18. Annual Meeting: The Board of Directors shall meet as soon as practicable after each annual election of directors for the purpose of organization, election of officers and the transaction of other business on the same day and at the same place at which the shareholders' meeting is held. Notice of such meeting need not be given. Such meeting may be held at such other time or place as shall be specified in a notice to be given as hereinafter provided for special meetings of the Board of Directors, or according to consent and waiver of notice thereof, signed by all of the directors.

          19. Special Meetings; Notice: Special meetings of the Board of Directors shall be held whenever called by the President, the Executive Vice President or by two of the directors. Notice of each such meeting shall be mailed to each director addressed to him at his residence or usual place of business at least three days before the day on which the meeting is to be held or shall be directed to him at such place by telegraph, cable or radio, or be delivered personally, or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time, place and purpose. Notice of special meetings of the Board may be waived.

          20. Quorum and Manner of Acting: A majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business and the action of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors:
Provided that if the directors shall severally and/or collectively consent in writing to any acts to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors. A member of the board or of a committee designated by the board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this subsection constitutes presence in person at the meeting.

          21.  Indemnification:

               A. Third Party Actions: The Corporation shall have power to indemnify any person who was or is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding, where civil, criminal, administrative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation or its shareholders and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               B. Actions in the right of the Corporation: The Corporation shall have power to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

               C.   Mandatory and permissive payments:

                    (1) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections A or B preceding or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                    (2) Any indemnification under subsections A or B preceding (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections A or B. Such determination shall be made in any one of the following ways:

                          a. By the board by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding.

                          b. If such quorum is not obtainable, or, even if obtainable, when a quorum of disinterested directors so directs, by independent legal counsel in a written opinion.

                          c.   By the shareholders.

               D. Expense advances: Expenses incurred in defending a civil or criminal action, suit or proceeding described in subsections A or B may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in (2) of subsection C upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation.

               E. Scope and continuation: Nothing contained in subsections A through D shall affect any rights to indemnification to which persons other than directors or officers may be entitled by contract or otherwise by law. The indemnification provided in subsections A through D continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

               F. Insurance: The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in such capacity or arising out of his status as such, whether or not the Corporation would have power to indemnify him against such liability under this Section 21.

          22. The Board of Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an executive and/or any other committee, who, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the meetings of the Board.

OFFICERS:

          23. Election, Term of Office and Qualifications: The Board of Directors of the Corporation shall elect a President, an Executive Vice President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as they shall deem necessary, who shall hold office for the period of a year, and until their successors are duly elected and qualified. Any two offices, except those of President, Executive Vice President, and Vice President, may be held by one person at the same time. No one of said officers except the President and the Executive Vice President need be a director, but a Vice President who is not a director cannot succeed to or fill the office of President or Executive Vice President.

          24. The President: The President shall preside at all meetings of the shareholders and of the Board of Directors. He shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he shall have general supervision of the affairs of the Corporation, and shall have the right to superintend and direct all the other officers of the Corporation in the exercise of their powers and the performance of their duties. He shall be Chairman of the Executive Committee or any other committee which may from time to time be appointed by the Board of Directors. The President shall annually, prior to the holding of the annual meeting of the shareholders, submit to the shareholders and to the Board of Directors a report as to the condition and operations of the
Corporation.   He shall perform all duties incident to the office of
President and such other duties as shall from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-Laws.

          25. The Executive Vice President: During the absence or disability of the President, the Executive Vice President shall exercise all the functions of the President. He shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors, or as are prescribed by these By-Laws.

          26. The Vice-Presidents: During the absence or disability of the President and the Executive Vice President, the Vice Presidents, in the order designated by the Board of Directors, shall exercise all the functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the Board of Directors.

          27. The Secretary: The Secretary shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors or the President.

          28. The Treasurer: The Treasurer shall give such bond for the faithful performance of his duties as the Board of Directors shall require. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the President.

          29. Salaries: The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

          30. Removal: Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause, by the affirmative vote of a majority of the whole Board of Directors.

SHARES AND THEIR TRANSFER:

          31. Certificates of Shares: Certificates of shares shall be signed by or in the name of the Corporation by the President or the Executive Vice President and the Treasurer or Assistant Treasurer, the Secretary or Assistant Secretary of the Corporation, sealed with the corporate seal, certifying the number and class of shares represented by such certificate, which certificate shall state the terms and provisions of all classes of shares; provided that where the certificate is signed by a transfer agent, or an assistant transfer agent, or by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any such President, Executive Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, and/or the seal of the Corporation may be a facsimile. In case any officer or officers, who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate or certificates, shall cease to be such officer or officers of such Corporation whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by such Corporation such certificate or certificates may nevertheless be adopted by such Corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of such Corporation.

          32. Transfer of Shares: Transfers of stock shall be made only upon the transfer book of the Corporation kept at the office of the Corporation or at the office of the transfer agent and before a new certificate is issued, the old certificate shall be surrendered for cancellation.

          33. Record Date: The Board of Directors may fix in advance a date not exceeding forty days preceding the date of any meeting of shareholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect as a record date for the determination of shareholders entitled to notice of and to vote at any such meeting; or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation or otherwise after any such record date fixed as aforesaid.

DIVIDENDS:

          34. Source: The directors may declare and pay dividends upon the shares of the capital stock of the Corporation, from earned surplus or from such other sources as may be provided by law.

FINANCE:

          35. Checks: All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SEAL:

          36. Seal: The corporate seal shall consist of two concentric circles between which is the name of the Corporation and in the center of which shall be inscribed "Seal", and such seal as is impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation. Any document may be attested by the corporate seal being manually impressed thereon; or a facsimile thereof may be used in lieu of such manual impression and when so used shall be deemed to be the corporate seal if otherwise properly authorized.

AMENDMENTS:

          37. The shareholders by a majority vote, or the Board of Directors by a majority vote, may make and alter any By-Law provided that the Board of Directors shall not make or alter any By-Law fixing their number, qualification, classification or term of office.

     RESOLVED THAT Sections 23 and 24 of the By-Laws of the Corporation shall be amended to provide in their entirety as follows.

               "23. Election, Term of Office and Qualifications: The Board of Directors of the Corporation shall elect a Chairman of the Board, a President, an Executive Vice President, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as they shall deem necessary, who shall hold office for the period of a year and until their successors are duly elected and qualified. Any two officers, except those of President, Executive Vice President, and Vice President, may be held by one person at a the same time. No one of said officers except a Chairman of the Board, the President and the Executive Vice President need be a director, but a Vice President who is not a director cannot succeed to or fill the office of Chairman of the Board, President or Executive Vice President.

               "24. The President: The President shall preside at all meetings of the shareholders and of the Board of Directors unless such duty is assigned by the Board of Directors to a Chairman of the Board. The President shall be the chief executive officer of the Corporation. Subject to the control of the Board of Directors, he shall have general supervision of the affairs of the corporation, and shall have the right to superintend and direct all the other officers of the Corporation in the exercise of their powers and the performance of their duties. He shall be Chairman of the Executive Committee or any other committee which may from to time be appointed by the Board of Directors. The President shall annually, prior to the holding of the annual meeting of the shareholders, submit to the shareholders and to the Board of Directors a report as to the condition and operations of the Corporation. He shall perform all duties incident to the office of President and such other duties as shall from time to time be assigned to him by the Board of Directors, or as are prescribed by these By-Laws."


                                                                  ATTACHMENT A

                     CONSENT TO ACTION BY THE SHAREHOLDER

                       OF FRANK'S NURSERY & CRAFTS, INC.



          The undersigned, being the sole shareholder of Frank's Nursery &

Crafts, Inc. (the "Company"), a Michigan corporation, acting pursuant to

Section 1407 of the Michigan Corporation Law, does hereby consent to the following resolutions:



          RESOLVED, that the By-Laws of the Corporation be, and they hereby are, amended by adding the following provision:

               "SHAREHOLDER ACTION

                    38. The shareholders of the Corporation, by unanimous written consent, are authorized and empowered to take any and all action by and on behalf of the Corporation as may otherwise be taken by the Board of Directors."

     IN WITNESS WHEREOF, the undersigned has executed this consent as of the 26th day of March, 1984.

                                    GENERAL HOST CORPORATION


                                    By:   /s/ James C. Hull
                                         James C. Hull
                                         Vice President & Controller

                                    By:   /s/ George K. Gill
George K. Gill
                                         Treasurer

                        FRANK'S NURSERY & CRAFTS, INC.

               UNANIMOUS WRITTEN CONSENT OF THE SOLE SHAREHOLDER

                                March 11, 1991



          The undersigned, being the sole shareholder of FRANKS'S NURSERY &

CRAFTS, INC., A Michigan corporation (the "Corporation"), does hereby consent to, authorize and take the following action:

          RESOLVED, that the By-laws of the Corporation be, and they hereby are, amended by deleting the first sentence of Section 13 and inserting in lieu thereof the following:

               "The number of directors shall be no less than one nor more than three, and a majority of the entire Board of Directors (as constituted at any given time) may, and is hereby authorized, to increase or decrease the name of Directors within the aforesaid limits without amendment of this By-law, provided, however, that the tenure of office of any director shall not be affected by any increase in the number of directors so made by the Board."

          and it is

          FURTHER RESOLVED, that the following persons be, and they hereby are, elected directors to hold office until the next annual meeting of the Company and until their successors have been duly elected and qualified

               Harris J. Ashton
               Robert M. Lovejoy, Jr.

          THE UNDERSIGNED has executed this consent as of the 11th day of March, 1991.


                                    GENERAL HOST CORPORATION


                               By:     /s/ Harris J. Ashton

                                    Harris J. Ashton, Chairman of the Board,
                                    President & Chief Executive Officer

                               By:     /s/ John R. Ficarro

                                    John R. Ficarro, Vice President,
                                    General Counsel & Assistant Secretary

                        FRANK'S NURSERY & CRAFTS, INC.
               UNANIMOUS WRITTEN CONSENT OF THE SOLE SHAREHOLDER

                               DECEMBER 23, 1997

          The undersigned, being the sole shareholder of Frank's Nursery and & Crafts, Inc., a Michigan corporation (the "Corporation"), does hereby consent to, authorize and take the following action:

          Resolved, that the By-laws of the Corporation be, and they hereby are, amended by deleting the first sentence of Section 13 and inserting in lieu thereof the following sentence:

          "The number of Directors shall be no less than one nor more than five, and a majority of the entire Board of Directors (as constituted at any given time) may, and is hereby authorized to increase or decrease the number of Directors within the aforesaid limits without amendment of this By-law, provided, however, that the tenure of office of any director shall not be affected by an y increase in the number of directors so made by the Board."

                        FRANK'S NURSERY & CRAFTS, INC.
               UNANIMOUS WRITTEN CONSENT OF THE SOLE SHAREHOLDER

                                JANUARY 7, 1998

          The undersigned, being the sole shareholder of Frank's Nursery & Crafts, Inc., a Michigan corporation (the "Corporation"), does hereby consent to, authorize and take the actions set forth on Exhibit A attached hereto.

          The undersigned has executed this consent as of the date first above written

                          GENERAL HOST CORPORATION

                          By:      /s/ Joseph R. Baczko
                               Name:   Joseph R. Baczko
                               Title:  Chairman, President and
                                      Chief Executive Officer

                          By:      /s/ J. Theodore Everingham
                               Name:   J. Theodore Everingham
                               Title:  Vice President and
                                      General Counsel

                                                                     EXHIBIT A

          RESOLVED, that the By-laws of the Corporation be, and they hereby are, amended by deleting the first sentence of Section 13 and inserting in lieu thereof the following sentence:

          "The number of Directors shall be no less than one nor more than six, and a majority of the entire Board of Directors (as constituted at any given time) may, and is hereby authorized to , increase or increase the number of Directors within the aforesaid limits without amendment of this By-law, provided, however, that the tenure of office of any director shall not be affected by any increase in the number of directors so made by the Board."

          RESOLVED, that all the existing Directors of the corporation are removed, the number of Directors of the corporation is hereby increased to six and the following persons are hereby elected as directors to hold office until their respective successors are elected and qualified:

                          Joseph R. Baczko
                          James A. Stern
                          David P. Spalding
                          Bahram Shirazi
                          Larry T. Lakin
                          Adam Szopinski